UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

August 1, 2005

ULTRA PURE WATER TECHNOLOGIES, INC.
(formerly known as HUNDRED MILE PLUS LTD., INC.)
(Exact Name of Registrant as Specified in Charter)

Florida	000-28267	68-0427012
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

310 East Gloria Switch Road, Lafayette, Louisiana	70507
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(337) 233-7317

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2005, Ultra Pure Water Technologies, Inc., a Florida corporation  (the “Company”), entered into a Manufacturing Agreement (the “Agreement”) with CMC Refrigeration, Inc., an Illinois corporation and wholly-owned subsidiary of Courtesy Manufacturing, Inc., an Illinois corporation (“CMC”), dated as of July 12, 2005, pursuant to which the Company will engage CMC to manufacture and supply on an exclusive basis certain ice freezing, bagging and merchandising equipment. The term of the agreement is 15 years. A copy of the Form of Agreement is provided herewith.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective July 1, 2005, the Company has engaged Rachlin Cohen & Holtz LLP to serve as principal independent accountant to audit the Company’s financial statements.

Item 8.01. Other Events.

Effective July 1, 2005, the Company has engaged Kirkpatrick Lockhart Nicholson Graham LLP to serve as the Company’s securities counsel.

The Company intends to file with the United States Securities and Exchange Commission the following forms as soon as practicable after its auditors complete their audit of the Company for the period indicated and their securities counsel prepare the necessary documents: (i) Form 10-KSB for the 2003 fiscal year, (ii) Form 10-KSB for the 2004 fiscal year, (iii) Form 10-QSB for the quarter ended March 31, 2005, and (iv) Form 10-QSB for the quarter ended June 30, 2005.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit	Description	Location
Exhibit 99.1	Form of Manufacturing Agreement, dated as of July 12, 2005, by and between Ultra Pure Water Technologies, Inc. and CMC Refrigeration, Inc. (a wholly-owned subsidiary of Courtesy Manufacturing, Inc.).	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2005	ULTRA PURE WATER TECHNOLOGIES, INC.

By: /s/ Daniel D. LeBlanc
Name: Daniel D. LeBlanc
Title: President and Chief Executive Officer